As filed with the Securities and Exchange Commission on May 9, 2007
Registration No. 333-90697

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	3670 (Primary Standard Industrial Classification Code Number)	35-0225010 (I.R.S. Employer Identification No.)

905 West Boulevard North
Elkhart, Indiana 46514
(574) 293-7511
(Address, including Zip Code and Telephone Number, including area code, of Registrant’s Principal
Executive Offices)

Richard G. Cutter, III
Vice President, Secretary
and General Counsel
905 West Boulevard North
Elkhart, Indiana 46514
(574) 293-7511
(Name, Address, including Zip Code and Telephone Number, including Area Code for Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

INTRODUCTORY NOTE
     CTS Corporation previously filed this registration statement on Form S-3 (Registration No.333-90697) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on November 10, 1999, registering the sale of up to $500,000,000 of debt securities, common stock, preferred stock and warrants. The Commission declared the Registration Statement effective on December 14, 1999.
     CTS Corporation is filing this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to de-register, as of the effective date of this Post-Effective Amendment No. 1, all of the securities remaining unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, CTS Corporation certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, on this 9th day of May, 2007.

CTS CORPORATION
By:	/s/ Richard G. Cutter
Richard G. Cutter
Vice President, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 7, 2007 by the following persons in the capacities indicated.

/s/ Donald K. Schwanz
Date: May 7, 2007	Donald K. Schwanz, Chairman,
President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Vinod M. Khilnani
Date: May 7, 2007	Vinod M. Khilnani
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas A. Kroll
Date: May 7, 2007	Thomas A. Kroll
Vice President and Controller (Principal Accounting Officer)

Date: May , 2007	Walter S. Catlow, Director

/s/ Lawrence J. Ciancia
Date: May 7, 2007	Lawrence J. Ciancia, Director

/s/ Thomas G. Cody
Date: May 7, 2007	Thomas G. Cody, Director

/s/ Gerald H. Frieling, Jr.
Date: May 7, 2007	Gerald H. Frieling, Jr., Director

Date: May , 2007	Roger R. Hemminghaus, Director

/s/ Michael A. Henning
Date: May 7, 2007	Michael A. Henning, Director

/s/ Robert A. Profusek
Date: May 7, 2007	Robert A. Profusek, Director

/s/ Patricia K. Vincent
Date: May 7, 2007	Patricia K. Vincent, Director